                                          Sanford C. Bernstein & Co., LLC

                                                  CODE OF ETHICS

                                                   January 2001

                Sanford C. Bernstein & Co., LLC is a subsidiary of Alliance Capital Management L.P.

i

                                          Sanford C. Bernstein & Co., LLC

                                                  CODE OF ETHICS

         Sanford C.  Bernstein & Co., LLC is a  wholly-owned  indirect  subsidiary of Alliance  Capital  Management
L.P.  The Code of Ethics of  Sanford  C.  Bernstein  & Co.,  LLC is  currently  comprised  of the Code of Ethics of
Alliance  Capital  Management  L.P.  and certain  additional  rules of conduct and  trading  restrictions  that are specifically applicable to staff members of Sanford C. Bernstein & Co., LLC.

                                          Sanford C. Bernstein & Co., LLC

                                                  CODE OF ETHICS

                                                      PART I

                                Code of Ethics of Alliance Capital Management L.P.

                                                                                        January 2001

                                         ALLIANCE CAPITAL MANAGEMENT L.P.
                                         --------------------------------

                          Code of Ethics and Statement of Policy and Procedures Regarding
                                         Personal Securities Transactions

1.       Purposes
         --------

         (a)      Alliance Capital Management L.P.  ("Alliance",  "we" or "us") is a registered  investment adviser and acts as investment  manager or adviser to investment  companies  and other  Clients.  In this capacity,  we serve as  fiduciaries  and owe our Clients an  undivided  duty of loyalty.  We must avoid even the  appearance of a conflict that may  compromise the trust Clients have placed in us and must insist on strict  adherence to fiduciary  standards and  compliance  with all applicable federal and state  securities  laws.  Adherence  to this Code of Ethics and  Statement  of Policy and  Procedures  Regarding  Personal  Securities  Transactions  (the "Code and  Statement")  is a
                  fundamental  condition of service with us, any of our  subsidiaries  or our general  partner (the
                  "Alliance Group").

         (b)      The Code and  Statement  is intended to comply with Rule 17j-1 under the  Investment  Company Act which  applies  to us  because  we  serve  as an  investment  adviser  to  registered  investment companies.  Rule  17j-1  specifically  requires  us to  adopt  a code  of  ethics  that  contains provisions  reasonably  necessary to prevent our "access persons" (defined in Rule 17j-1 to cover persons such as officers,  directors,  portfolio managers, traders, research analysts and others)
                  from engaging in fraudulent  conduct,  including  insider  trading.  Each  investment  company we advise has also  adopted a code of ethics  with  respect to its access  persons.  As set forth in
                  Section 3 below,  our Code and Statement  applies to all Employees and all other  individuals who are Access  Persons.  The Code and  Statement is also  intended to comply with the  provisions of
                  Rule 204-2 under the Investment  Advisers Act of 1940 (the  "Advisers  Act") which requires us to maintain  records  of  securities  transactions  in  which  certain  of our  personnel  have  any
                  Beneficial Ownership.

         (c)      All Employees and all other individuals who are Access Persons  (collectively,  "you") also serve as  fiduciaries  with respect to our Clients and in this  capacity  you owe an undivided  duty of loyalty  to our  Clients.  As part  of  this  duty  and as  expressed  throughout  the  Code  and
                  Statement, you must at all times:

                  (i)      Place the interests of our Clients first;

                  (ii)     Conduct all personal  securities  transactions  consistent  with this Code and Statement and in such a manner  that  avoids any actual or  potential  conflict of interest or any abuse of your responsibility and position of trust; and

                  (iii)    Abide by the  fundamental  standard  that you not take  inappropriate  advantage of your position.

         (d)      This Code and  Statement  does not attempt to identify  all possible  conflicts of interests  and literal  compliance  with each of the specific  procedures will not shield you from liability for personal  trading or other  conduct  which  violates  your  fiduciary  duties to our Clients.  In addition  to the  specific  prohibitions  contained  in this  Code  and  Statement,  you are also subject to a general  requirement  not to engage in any act or  practice  that would  defraud our
                  Clients.  This  general  prohibition  includes,  in  connection  with the  purchase  or sale of a
                  Security  held or to be acquired or sold (as this phrase is defined  below in Section  2(k)) by a
                  Client:

                  (i)      Making any untrue statement of a material fact;

                  (ii)     Creating  materially  misleading  impressions by omitting to state or failing to provide any  information  necessary to make any statements  made, in light of the  circumstances in which they are made, not misleading;

                  (iii)    Making  investment  decisions,  changes in research ratings and trading  decisions other than exclusively for the benefit of and in the best interest of our Clients;

                  (iv)     Using  information  about investment or trading decisions or changes in research ratings
                           (whether  considered,  proposed or made) to benefit or avoid  economic  injury to you or anyone other than our Clients;

(v)      Taking,  delaying or omitting to take any action with  respect to any research  recommendation,  report or rating or any  investment  or trading  decision for a Client in order to avoid  economic injury to you or anyone other than our Clients;

                  (vi)     Purchasing  or selling a Security on the basis of  knowledge  of a possible  trade by or for a Client;

                  (vii)    Revealing to any other person  (except in the normal  course of your duties on behalf of a  Client)  any  information  regarding  Securities  transactions  by any  Client or the consideration by any Client of Alliance of any such Securities transactions; or

                  (viii)   Engaging in any manipulative practice with respect to any Client.

(e)      The  provisions  contained in this Code and Statement  must be followed when making a personal  securities
                                                                ----
                  transaction.  These  policies and  procedures,  which must be  followed,  are  considerably  more restrictive and  time-consuming  than those applying to investments in the mutual funds and other
                  Clients we advise.  If you are not  prepared to comply with these  policies and  procedures,  you must forego personal trading.

2.       Definitions
         -----------

         The  following  definitions  apply for purposes of the Code and  Statement in addition to the  definitions contained in the text itself.

         (a)      "Access  Person"  means any director or officer of the general  partner of  Alliance,  as well as any of the following persons:

                  (i)      any Employee who, in connection with his or her regular functions or duties --

                           (A)      makes,  participates in, or obtains information  regarding the purchase or sale of a  Security  by a Client,  or whose  functions  relate to the  making of any recommendations with respect to such purchases or sales;

                           (B)      obtains  information from any source regarding any change,  or consideration of any change in Alliance's  internal research  coverage,  a research rating or an internally published view on a Security or issuer; or

                           (C)      obtains  information  from any source  regarding the placing or execution of an order for a Client account; and

                  (ii)     any  natural  person  having the power to  exercise  a  controlling  influence  over the management  or policies of  Alliance  (unless  that power is solely the result of his or her position with Alliance) who:

                           (A)      obtains information concerning  recommendations made to a Client with regard to the purchase or sale of a Security;

                           (B)      obtains  information from any source regarding any change,  or consideration of any change in  research  coverage,  research  rating or a  published  view on a
                                    Security or issuer; and

                           (C)      obtains  information  from any source  regarding the placing or execution of an order for a Client account.

         (b)      A Security is "being considered for purchase or sale" when:

                  (i)      an Alliance  research  analyst  issues  research  information  (including as part of the daily morning  call)  regarding  initial  coverage of, or changing a rating with respect to, a Security;

                  (ii)     a portfolio  manager has indicated  (during the daily morning call or otherwise)  his or her intention to purchase or sell a Security;

                  (iii)    a portfolio manager places an order for a Client; or

                  (iv)     a portfolio  manager  gives a trader  discretion to execute an order for a Client over a specified period of time.

         (c)      "Beneficial  Ownership" is interpreted  in the same manner as in determining  whether a person is subject to the  provisions  of  Section  16 of the  Securities  Exchange  Act of 1934  ("Exchange
                  Act"),  Rule 16a-1 and the other rules and regulations  thereunder and includes  ownership by any
                  person  who,  directly  or  indirectly,   through  any  contract,   arrangement,   understanding,
                  relationship  or  otherwise,  has  or  shares  a  direct  or  indirect  pecuniary  interest  in a
                  Security.  For example,  an individual has an indirect  pecuniary  interest in any Security owned by  the  individual's  spouse.  Beneficial  Ownership  also  includes,  directly  or  indirectly, through any contract, arrangement,  understanding,  relationship, or otherwise, having or sharing
                  "voting  power" or  "investment  power," as those terms are used in Section 13(d) of the Exchange
                  Act and Rule 13d-3 thereunder.

         (d)      "Client" means any person or entity,  including an investment company,  for which Alliance serves as investment manager or adviser.

         (e)      "Compliance Officer" refers to Alliance's Compliance Officer.

         (f)      "Control" has the same meaning set forth in Section 2(a)(9) of the Investment Company Act.

         (g)      "Employee"  refers  to any  person  who is an  employee  of any  member  of the  Alliance  Group, including  both  part-time  employees,  as well  as  consultants  (acting  in the  capacity  of a portfolio  manager,  trader or research analyst) under the control of Alliance who, but for their status as consultants, would otherwise come within the definition of Access Person.

         (h)      "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (i)      "Investment Personnel" refers to:

                  (i)      any Employee who acts in the capacity of a portfolio manager, research analyst or trader;

(ii)     any  Employee  who assists  someone  acting in the capacity of a portfolio  manager,  research  analyst or trader and as an  assistant  has access to  information  generated  or used by portfolio managers,  research analysts and traders  (including,  for example,  assistants who have access to the Alliance Global Equity Review or the Alliance Fixed Income Review);

(iii)    any Employee who receives the Alliance Global Equity Review or the Alliance Fixed Income Review; or

(iv)     any natural person who Controls Alliance and who obtains information  concerning  recommendations  made to a Client regarding the purchase or sale of securities by the Client.

         (j)      "Limited  Offering" means an offering that is exempt from  registration  under the Securities Act of 1933  pursuant to  Sections  4(2) or 4(6)  thereof or pursuant to Rules 504,  505 or 506 under the Securities Act of 1933.

         (k)      "Personal  Account" refers to any account  (including,  without  limitation,  a custody  account, safekeeping  account and an account  maintained  by an entity  that may act in a  brokerage  or a principal  capacity) in which an Access Person or Employee has any  Beneficial  Ownership and any
                  such account maintained by or for a financial  dependent.  For example,  this definition includes
                  Personal Accounts of:

                  (i)      an Access  Person's or  Employee's  spouse,  including a legally  separated  or divorced spouse who is a financial dependent,

                  (ii)     financial dependents residing with the Access Person or Employee, and

                  (iii)    any person  financially  dependent  on an Access  Person or Employee who does not reside with that person, including financially dependent children away at college.

         (l)      "Purchase or Sale of a Security" includes,  among other transactions,  the writing or purchase of an option to sell a Security and any short sale of a Security.

         (m)      "Security" has the meaning set forth in Section  2(a)(36) of the  Investment  Company Act and any
                  derivative thereof,  commodities,  options or forward contracts, except that it shall not include shares of open-end investment  companies  registered under the Investment Company Act, securities issued by the Government of the United States,  short-term  debt  securities  that are government securities  within the  meaning of Section  2(a)(16)  of the  Investment  Company  Act,  bankers'
                  acceptances,  bank  certificates  of  deposit,  commercial  paper,  and such other  money  market instruments as are designated by the Compliance Officer.

         (n)      "Security held or to be acquired or sold" means:

                  (i)      any Security  which,  within the most recent 15 days (1) is or has been held by a Client or (2) is being or has been  considered  by a Client (to the extent  known by  Alliance)
                           or Alliance for purchase by the Client; and

                  (ii)     any option to purchase or sell, and any Security  convertible into or exchangeable  for, a Security.

         (o)      "Subsidiary"  refers  to  either  of the  following  types  of  entities  with  respect  to which
                  Alliance,  directly or  indirectly,  through the ownership of voting  securities,  by contract or otherwise  has the power to direct or cause the  direction  of  management  or  policies  of such entity:

                  (i)      any U.S. entity engaged in money management; and

                  (ii)     any non-U.S. entity engaged in money management for U.S. accounts.

3.       Application
         -----------

         (a)      This Code and  Statement  applies to all Employees  and to all other  individuals  who are Access
                  Persons.  Please note that  certain  provisions  apply to all  Employees  while other  provisions apply only to Access  Persons and others apply only to certain  categories of Access  Persons who are also Investment Personnel (e.g., portfolio managers and research analysts).

         (b)      Alliance  will provide a copy of this Code and  Statement to all  Employees  and all  individuals who are Access  Persons.  In  addition,  the  Compliance  Officer will  maintain  lists of Access
                  Persons and Investment  Personnel,  including a separate list of portfolio  managers and research analysts.

4.       Limitations on Personal Securities Transactions
         -----------------------------------------------

         (a)      All Employees

                  It is the  responsibility  of each employee to ensure that all personal  securities  transactions are made in strict  compliance  with the  restrictions  and  procedures in the Code and Statement and otherwise comply with all applicable legal and regulatory requirements.

                  Employees  must hold all  Securities  in a  Personal  Account.  This  requirement  applies to all types of personal securities transactions  including,  for example, the purchase of Securities in a private  placement or other direct  investment.  In addition,  employees  may not take physical
                  possession  of  certificates  or  other  formal  evidence  of  ownership.   Personal   securities
                  transactions  for  employees may be effected  only in a Personal  Account and in accordance  with the following provisions:

                  (i)      Designated Brokerage Accounts
                           -----------------------------

                           Personal  Accounts of an employee  that are  maintained  as brokerage  accounts  must be
                           held  at  the  following  designated  broker-dealers:   Donaldson,   Lufkin  &  Jenrette
                           Securities  Corporation,  DLJ  Direct,  Merrill  Lynch  &  Co.  or  Charles  Schwab.  In
                           addition,  employees who currently  maintain a Personal  Account at Sanford C. Bernstein
                           &  Co.,  LLC  should   continue  to  use  this  account  for  all  personal   securities
                           transactions.

                  (ii)     Securities Being Considered for Client Purchase or Sale
                           -------------------------------------------------------

                           An  employee  may not  purchase  or sell a  Security,  or engage in any short  sale of a
                           Security,  in a Personal  Account if, at the time of the  transaction,  the  Security is being  considered for purchase or sale for a Client or is being  purchased or sold for a
                           Client.  The following non-exhaustive list of examples illustrates this restriction:

o        An Alliance  research  analyst issues research  information  (including as part of the daily morning call)
                                    regarding  initial  coverage  of,  or  changing  a rating  with  respect  to, a
                                    Security.

o        A portfolio  manager has,  during the daily  morning  call,  indicated his or her intention to purchase or sell a Security.

o        A portfolio manager places an order in the Security to purchase or sell the Security for a Client.

o        An open order in the Security exists on the trading desk.

o        An open limit order exists on the trading desk,  and it is reasonably  likely that the Security will reach that limit price in the near future.

                  (iii)    Restricted List
                           ---------------

                           A Security  may not be  purchased  or sold in a Personal  Account if, at the time of the transaction,  the  Security  appears  on  the  Alliance  Daily  Restricted  List  and is restricted  for  Employee  transactions.  The Daily  Restricted  List is made  available each business day to all Employees via Lotus Notes and the Alliance Alert.

                  (iv)     Preclearance Requirement
                           ------------------------

                           An Employee  may not  purchase or sell,  directly or  indirectly,  any Security in which the  Employee  has (or after  such  transaction  would  have) any  Beneficial  Ownership unless the  Employee  obtains the prior  written  approval to the  transaction  from the
                           Compliance  Department  and,  in the  case  of  Investment  Personnel,  the  head of the business unit in which the Employee  works. A request for  preclearance  must be made in writing in advance of the contemplated transaction and must state:

                           a.       the name of the Security involved,

                           b.       the number of shares or principal amount to be purchased or sold, and

                           c.       a response to all questions contained in the appropriate pre-clearance form.

                           Preclearance  requests  will be acted on only  between the hours of 10:00 a.m.  and 3:30
                           p.m. Any approval  given under this  paragraph  will remain in effect only until the end of the trading day on which the approval was granted.

                           When a  Security  is being  considered  for  purchase  or sale for a Client  or is being purchased  or sold for a Client  following  the  approval  on the same day of a personal trading  request form with respect to the same security,  the  Compliance  Department is authorized  to cancel the personal  order if (x) it has not been  executed and the order exceeds a market value of $50,000 or (y) the  Compliance  Department  determines,  after
                           consulting  with  the  trading  desk  and  the   appropriate   business  unit  head  (if
                           available),  that the order,  based on market  conditions,  liquidity and other relevant factors,  could have an adverse impact on a Client or on a Client's  ability to purchase or sell the Security or other Securities of the issuer involved.

                  (v)      Amount of Trading
                           -----------------

                           No more than an  aggregate  of 20  securities  transactions  may occur in an  Employee's
                           Personal Accounts in any consecutive thirty-day period.

                  (vi)     Dissemination of Research Information
                           -------------------------------------

                            An Employee  may not buy or sell any  Security  that is the  subject of  "significantly new" or  "significantly  changed"  research during a forty-eight hour period  commencing with the first  publication or release of the research.  The terms  "significantly  new"
                           and "significantly changed" include:

                           a.       the initiation of coverage by an Alliance research analysts;

b.       any change in a research rating or position by an Alliance  research  analyst (unless the research analyst who makes the change  advises the  Compliance  Department  in writing  that the change is the result of an unanticipated  widely  disseminated  announcement or market event,  e.g., the announcement of a major earnings warning as opposed to
                                    the  research   analysts   independently   rethinking  his  or  her  subjective
                                    assessment of the security); and

c.       any other  rating,  view,  opinion,  or  advice  from an  Alliance  research  analyst,  the  issuance  (or reissuance)  of  which  in the  opinion  of such  research  analyst  or head of research would be reasonably  likely to have a material  effect on the price of the security.

                  (vii)    Initial Public Offerings
                           ------------------------

                           No  Employee  shall  acquire  any  direct  or  indirect  Beneficial   Ownership  in  any
                           Securities in any Initial Public Offering.

                  (viii)   Limited Offerings
                           -----------------

                           No Employee  shall  acquire any  Beneficial  Ownership in any  Securities in any Limited
                           Offering of  Securities  unless the  Compliance  Officer and the business unit head give express prior written  approval and document the basis for granting or denying  approval after due inquiry.  The Compliance  Officer,  in determining  whether approval should be given, will take into account,  among other factors,  whether the investment opportunity should be  reserved  for a Client and whether the  opportunity  is being  offered to the individual  by  virtue  of  his or her  position  with  the  Alliance  Group.  Employees authorized  to acquire  Securities in a Limited  Offering must disclose that  investment when they play a part in any Client's  subsequent  consideration of an investment in the issuer,  and in such a case,  the  decision of Alliance to purchase  Securities  of that issuer for a Client will be subject to an  independent  review by  Investment  Personnel with no personal interest in such issuer.

         (b)      Access Persons
                  --------------

                  In addition to the  requirements  set forth in  paragraph  (a) of this  Section 4, the  following restrictions apply to all Access Persons:

                  (i)      Short Sales
                           -----------

                           No Access  Person  shall  engage in any short sale of a Security  if, at the time of the transaction,  any Client has a long  position in such  Security  (except  that an Access
                           Person may engage in short  sales  against  the box and covered  call  writing  provided that these  personal  securities  transactions  do not violate the  prohibition  against short-term trading).

                  (ii)     Short-Term Trading
                           ------------------

                           All Access  Persons  are subject to a mandatory  buy and hold of all  Securities  for 60 calendar days. An Access Person may,  however,  after 30 calendar days,  sell a Security if the sale price is lower than the  original  purchase  price  (i.e.,  at a loss on the original  investment).  Any trade made in violation of this paragraph  shall be unwound, or,  if that is not  practicable,  all  profits  from  the  short-term  trading  must be disgorged as directed by the Compliance Officer.

                  (iii)    Non-Employee Access Persons
                           ---------------------------

                           Any  non-Employee  Access  Person  with  actual  knowledge  that  a  Security  is  being considered for purchase or sale for a Client may not purchase or sell such Security.

         (c)      Investment Personnel
                  --------------------

                  In  addition  to the  requirements  set forth in  paragraphs  (a) and (b) of this  Section 4, the following restrictions apply to all Investment Personnel:

                  (i)      Board Member or Trustee
                           -----------------------

                           No  Investment  Personnel  shall serve on any board of  directors  or trustees or in any other  management  capacity  of any  private or public  company  without  prior  written authorization  from the Compliance  Officer based upon a determination that such service would not be inconsistent  with the interests of any Client.  This  prohibition does not include non-profit corporations,  charities or foundations;  however,  approval from the
                           Investment Personnel's supervisor is necessary.

                  (ii)     Receipt of Gifts
                           ----------------

                           No  Investment  Personnel  shall receive any gift or other thing of more than de minimis value from any person or entity,  other than a member of the Alliance  Group,  that does business with  Alliance on behalf of a Client,  provided,  however,  that receipt of the following shall not be prohibited:

                           a.       an occasional breakfast,  luncheon,  dinner or reception,  ticket to a sporting event or the theater, or comparable entertainment,  that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

                           b.       a breakfast,  luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

                           c.       a gift approved in writing by the Compliance Officer.

         (d)      Portfolio Managers
                  ------------------

                  In addition to the  requirements  set forth in paragraphs (a), (b) and (c) of this Section 4, the following  restrictions  apply to all persons acting in the capacity of a portfolio  manager of a
                  Client account:

                  (i)      Blackout Periods
                           ----------------

                           No person  acting in the  capacity of a portfolio  manager  shall buy or sell a Security for a Personal  Account  within seven  calendar days before and after a Client trades in that  Security.  In the case of  Client  accounts  managed  by more  than one  portfolio manager,  this  restriction  will apply to the portfolio  manager who makes the decision to purchase or sell the  relevant  Security.  If a portfolio  manager  engages in such a personal  securities  transaction  during a blackout period, the Compliance Officer will break the trade or, if the trade cannot be broken,  the  Compliance  Officer will direct that any profit realized on the trade be disgorged.

                  (ii)     Actions During Blackout Periods
                           -------------------------------

                           No person  acting in the  capacity of a portfolio  manager  shall delay or  accelerate a
                           Client trade due to a previous  purchase or sale of a Security  for a Personal  Account.
                           In the event that a portfolio  manager  determines  that it is in the best interest of a
                           Client to buy or sell a Security  for the  account of the  Client  within  seven days of the purchase or sale of the same Security in a Personal  Account,  the portfolio manager should contact the Compliance  Officer  immediately who may direct that the trade in the
                           Personal Account be canceled or take other appropriate relief.

                  (iii)    Transactions Contrary to Client Positions
                           -----------------------------------------

                           No person  acting in the  capacity  of a  portfolio  manager  shall  purchase  or sell a
                           Security in a Personal  Account  contrary to  investment  decisions  made on behalf of a
                           Client,  unless the portfolio  manager  represents and warrants in the personal  trading request  form  that  (x) it is  appropriate  for the  Client  account  to  buy,  sell or continue to hold that  Security  and (y) the  decision to purchase or sell the  Security for the  Personal  Account  arises  from the need to raise or invest  cash or some other valid reason specified by the portfolio  manager and approved by the Compliance  Officer and is not  otherwise  based on the  portfolio  manager's  view of how the  Security  is likely to perform.

         (e)      Research Analysts
                  -----------------

                  In addition to the  requirements  set forth in  paragraphs  (a),  (b), (c) of this Section 4, the following restrictions apply to all persons acting in the capacity of a research analyst:

                  (i)      Blackout Periods
                           ----------------

                           No person  acting  as a  research  analyst  shall buy or sell a  Security  within  seven calendar  days  before  and after  making a change in a rating or other  published  view with  respect  to that  Security.  If a  research  analyst  engages  in such a  personal securities  transaction  during a blackout period, the Compliance Officer will break the trade or, if the trade  cannot be broken,  the  Compliance  Officer will direct that any profit realized on the trade be disgorged.

                  (ii)     Actions During Blackout Periods
                           -------------------------------

                           No person  acting as a research  analyst  shall  delay or  accelerate  a rating or other published  view with respect to any Security  because of a previous  purchase or sale of a Security  in such  person's  Personal  Account.  In the event that a research  analyst determines  that it is appropriate to make a change in a rating or other  published view within  seven days of the purchase or sale of the same  Security in a Personal  Account, the research  analyst should contact the Compliance  Officer  immediately who may direct that the trade in the Personal Account be canceled or take other appropriate relief.

                  (iii)    Actions Contrary to Ratings
                           ---------------------------

                           No person  acting as a  research  analyst  shall  purchase  or sell a  Security  (to the extent such Security is included in the research  analyst's  research universe) contrary to an outstanding  rating or a pending ratings change,  unless (x) the research  analyst represents  and  warrants in the  personal  trading  request  form that (as  applicable)
                           there is no reason to change  the  outstanding  rating  and (y) the  research  analyst's personal  trade  arises from the need to raise or invest cash or some other valid reason specified by the  research  analyst and  approved by the  Compliance  Officer and is not otherwise  based  on the  research  analyst's  view of how the  security  is  likely  to perform.

5.       Exempted Transactions
         ---------------------

         (a)      The pre-clearance  requirements,  as described in Section 4(a)(iv) of this Code and Statement, do not apply to:

                  (i)      Non-Volitional Transactions
                           ---------------------------

                           Purchases  or sales  that are  non-volitional  (including,  for  example,  any  Security received as part of an  individual's  compensation)  on the part of an Employee (and any
                           Access  Person who is not an Employee) or are pursuant to a dividend  reinvestment  plan
                           (up to an amount equal to the cash value of a regularly  declared  dividend,  but not in excess of this amount).

                  (ii)     Exercise of Pro Rata Issued Rights
                           ----------------------------------

                           Purchases  effected  upon the  exercise  of rights  issued by an issuer  pro rata to all holders of a class of the issuer's  Securities,  to the extent such rights were acquired from such issuer,  and sales of such rights so  acquired.  This  exemption  applies only to the  exercise  or sale of  rights  that are  issued  in  connection  with a  specific upcoming  public  offering on a specified  date, as opposed to rights  acquired from the issuer  (such as warrants or  options),  which may be  exercised  from  time-to-time  up until an expiration  date.  This  exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

         (b)      The  restrictions on effecting  transactions  in a (1) Security being  considered for purchase or sale,  as  described  in  Sections  4(a)(ii)  and  4(b)(iii)  or  (2)  that  is  the  subject  of
                  "significantly  new" or  "significantly  changed"  research,  as described in Section 4(a)(vi) of this Code and Statement, do not apply to:

                  (i)      Non-Volitional Transactions
                           ---------------------------

                           Purchases  or sales  that are  non-volitional  (including,  for  example,  any  Security received as part of an  individual's  compensation)  on the part of an Access  Person or are  pursuant to a dividend  reinvestment  plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount).

                  (ii)     Exercise of Pro Rata Issued Rights
                           ----------------------------------

                           Purchases  effected  upon the  exercise  of rights  issued by an issuer  pro rata to all holders of a class of the issuer's  Securities,  to the extent such rights were acquired from such issuer,  and sales of such rights so  acquired.  This  exemption  applies only to the  exercise  or sale of  rights  that are  issued  in  connection  with a  specific upcoming  public  offering on a specified  date, as opposed to rights  acquired from the issuer  (such as warrants or  options),  which may be  exercised  from  time-to-time  up until an expiration  date.  This  exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

                  (iii)    De Minimis Transactions -- Fixed Income Securities
                           --------------------------------------------------

                           Any of the following  Securities,  if at the time of the transaction,  the Access Person has no actual  knowledge  that the Security is being  considered for purchase or sale by a  Client,  that the  Security  is being  purchased  or sold by the  Client  or that the
                           Security is the subject of significantly new or significantly changed research:

                           a.       Fixed income securities  transaction involving no more than 100 units or having a principal amount not exceeding $25,000; or

                           b.       Non-convertible debt securities and non-convertible  preferred stocks which are rated by at least one nationally  recognized  statistical  rating  organization
                                    ("NRSRO") in one of the three highest investment grade rating categories.

                  (iv)     De Minimis Transactions -- Equity Securities
                           --------------------------------------------

                           Any equity Securities transaction,  or series of related transactions,  involving shares of common stock and excluding options, warrants, rights and other derivatives, provided

                           a.       any orders  are  entered  after  10:00 a.m.  and before  3:00 p.m.  and are not designated as "market on open" or "market on close";

                           b.       the  aggregate  value  of  the  transactions  do not  exceed  (1)  $10,000  for securities with a market  capitalization  of less than $1 billion;  (2) $25,000 for  securities  with a market  capitalization  of $1 billion to $5 billion and
                                    (3) $50,000 for  securities  with a market  capitalization  of greater  than $5 billion; and

                           c.       the  Access  Person  has  no  actual  knowledge  that  the  Security  is  being considered  for  purchase  or sale by a  Client,  that  the  Security  is being purchased  or sold by or for the Client or that the  Security is the subject of significantly new or significantly changed research.

                  PLEASE NOTE:  Even if your trade  qualifies for a de minimus  exception,  you must pre-clear your transaction with the Compliance Department in advance of placing the trade.

         (c)      Non-Employee Access Persons
                  ---------------------------

                  The  restrictions  on Employees  and Access  Persons,  as described in Sections  4(a) and 4(b) of this Code and  Statement,  do not apply to  non-Employee  Access  Persons,  if at the time of the transaction  involved,  such person has no actual  knowledge that the Security  involved is being considered for purchase or sale.

         (d)      Extreme Hardship
                  ----------------

                  In addition to the exceptions  contained in Section 5(a) and (b), the Compliance  Officer may, in
                  very limited  circumstances,  grant other  exceptions under any Section of the Code and Statement on a case-by-case basis, provided:

                  (i)      The individual seeking the exception furnishes to the Compliance Officer:

                           a.       a written  statement  detailing the efforts made to comply with the requirement from which the individual seeks an exception;

                           b.       a  written  statement   containing  a  representation  and  warranty  that  (1)
                                    compliance  with the  requirement  would impose a severe undue  hardship on the individual  and (2) the exception  would not, in any manner or degree,  harm or defraud the Client or compromise the individual's or Alliance's  fiduciary duty to any Client; and

                           c.       any supporting documentation that the Compliance Officer may request;

                  (ii)     The  Compliance  Officer  conducts an interview  with the individual or takes such other steps the  Compliance  Officer  deems  appropriate  in order to verify that granting the exception  will not in any manner or degree,  harm or defraud  the Client or  compromise the individual's or Alliance's fiduciary duty to any Client; and

                  (iii)    The Compliance Officer maintains,  along with statements  provided by the individual,  a written record that contains:

                           a.       the name of the individual;

                           b.       the  specific  requirement  of  Section 4 from which the  individual  sought an exception;

                           c.       the name of the Security  involved,  the number of shares or  principal  amount purchased  or  sold,  and the  date or  dates  on  which  the  Securities  were purchased or sold;

                           d.       the reason(s)  the  individual  sought an exception  from the  requirements  of
                                    Section 4;

                           e.       the efforts the individual  made to comply with the  requirements  of Section 4 from which the individual sought to be excepted; and
                           f.       the  independent  basis upon which the  Compliance  Officer  believes  that the exemption should be granted.

         (e)      Any  Employee  or  Access  Person  who  acquires  an  interest  in any  private  investment  fund
                  (including  a "hedge  fund")  or any  other  Security  that  cannot  be  purchased  and held in a
                  Personal  Account  shall be  excepted  from the  requirement  that  all  Securities  be held in a
                  Personal  Account,  as  described in Section 4(a) of this Code and  Statement.  Such  Employee or
                  Access  Person shall  provide the  Compliance  Officer  with a written  statement  detailing  the reason why such Security  cannot be purchased  and held in a Personal  Account.  Transactions  in these  Securities  nevertheless  remain  subject  to all  other  requirements  of this  Code  and
                  Statement,  including  applicable  private placement  procedures,  preclearance  requirements and blackout period trading restrictions.

6.       Reporting
         ---------

         (a)      Initial Holdings Reports
                  ------------------------

                  Upon  commencement  of employment  with a member of the Alliance  Group, an employee must provide an Initial Holdings Report to the Compliance Officer disclosing the following:

                  (i)      all  Securities  beneficially  owned by the  employee  (including  the title,  number of shares and/or principal amount of each Security beneficially owned);

                  (ii)     the name of any broker-dealer or financial  institution  where the employee  maintains a
                           Personal Account; and

                  (iii)    the date the report is submitted by the employee.

                           This report must be submitted no later than 10 days after joining Alliance.

         (b)      Annual Holdings Reports by Employee Access Persons
                  --------------------------------------------------

                  Each Access Person must,  by January 30 of each year,  provide an annual  holdings  report to the
                  Compliance Officer disclosing the following:

                  (i)      all Securities  beneficially owned by the Access Person (including the title,  number of shares and/or principal amount of each Security beneficially owned);

                  (ii)     the  name  of any  broker-dealer  or  financial  institution  where  the  Access  Person maintains a Personal Account; and

                  (iii)    the date the report is submitted by the Access Person.

                           The  information  must be current  as of a date not more than 30 days  before the report
                  is  submitted.   In  the  event  that  Alliance  already  maintains  a  record  of  the  required information via account  statements  received from the Access Person's  broker-dealer,  an Access
                  Person may satisfy this  requirement by (i) confirming in writing (which may include  e-mail) the accuracy of the record and (ii) recording the date of the confirmation.

(c)      Access Persons who are not Employees of Alliance
---------------------------------------------------------

                  Every Access Person who is not an Employee of Alliance,  shall report to the  Compliance  Officer the  information  described  in  Section  6(a)  and (b) as well as 6(e)  below  with  respect  to transactions  in any Security in which such Access  Person has, or by reason of such  transaction acquires,  any Beneficial Ownership in the Security;  provided,  however, that such Access Person is not  required  to make a report with  respect to  transactions  effected  in any account  over which the Access  Person does not have any direct or  indirect  influence  or control,  including such an account in which an Access Person has any Beneficial Ownership.

(d)      Affiliated and Non-Affiliated Directors
------------------------------------------------

                  As  non-employee  Access  Persons,   affiliated  directors  are  also  required  to  provide  the
                  Compliance  Department  with  the  information  set  forth in  Sections  6(a)  and  6(b),  above.
                  Non-affiliated  directors  are only  required  to  provide  the  Compliance  Department  with the information set forth in Section 6(e) below.

(e)           Report Contents
              ---------------

                  Every report of a non-Employee  Access Person  required by Section 6(c) above shall be in writing and shall be delivered  not later than ten days after the end of the calendar  quarter in which a transaction  to  which  the  report  relates  was  effected,  and  shall  contain  the  following information:

                  (i)      the date of the  transaction,  the title and the  number of  shares,  and the  principal amount of each Security involved;

                  (ii)     the nature of the  transaction  (i.e.,  purchase,  sale or any other type of acquisition or disposition);

                  (iii)    the price at which the transaction was effected; and

                  (iv)     the  name of the  broker,  dealer  or bank  with or  through  whom the  transaction  was effected.

(f)           Report Representations
              ----------------------

                  Any such report may contain a statement  that the report is not to be  construed  as an admission by the person  making the report that he or she has any direct or indirect  Beneficial  Ownership in the Security to which the report relates.

(g)           Maintenance of Reports
              ----------------------

                  The  Compliance  Officer  shall  maintain  the  information  required by Section 6 and such other records,  if any, as are required by Rule 17j-1 under the  Investment  Company Act and Rule 204-2
                  under  the  Advisers  Act.  All  reports  furnished   pursuant  to  this  Section  will  be  kept
                  confidential,  subject to the rights of inspection by the  Compliance  Officer,  the  Transaction
                  Compliance  Committee,  the  Securities  and  Exchange  Commission  and by  other  third  parties pursuant to applicable law.

7.       Annual Verifications
-----------------------------

         Each  person  subject  to this  Code  and  Statement  must  certify  annually  that he or she has read and understands  this Code and Statement,  recognizes  that he or she is subject thereto and has complied with its provisions  and disclosed or reported all personal  Securities  transactions  required to be disclosed or reported by this Code and Statement.  Such  certificates  and reports are to be given to the Compliance
         Officer.

8.       Sanctions
         ---------

         Upon  learning of a violation  of this Code and  Statement,  any member of the  Alliance  Group,  with the advice of the Compliance  Officer,  may impose such sanctions as it deems  appropriate,  including,  among other  things,  censure,  suspension  or  termination  of  service.  Individuals  subject to this Code and
         Statement who fail to comply with this Code and  Statement  may also be violating  the federal  securities laws or other  federal  and state  laws.  Any such  person who is  suspected  of  violating  this Code and
         Statement should be reported immediately to the Compliance Officer.

                                                   Certification
         I hereby  acknowledge  receipt of the Code of Ethics and  Statement  of Policy  and  Procedures  Regarding
Personal  Securities  Transactions  (the  "Code  and  Statement")  of  Alliance  Capital  Management  L.P.  and its
Subsidiaries.  I certify that I have read and  understand  the Code and Statement  and recognize  that I am subject to its  provisions.  I also certify that I have complied with the  requirements  of the Code and Statement and have disclosed or reported all personal  securities  transactions  required to be disclosed or reported  pursuant to the
Code and Statement.

                           Name             _________________________________________
                                                          (please print)
                           Signature        _________________________________________

                           Date             _________________________________________

                                          Sanford C. Bernstein & Co., LLC

                                                  CODE OF ETHICS

                                                      PART II

                           Certain Additional Rules of Conduct and Trading Restrictions
                               For Staff Members of Sanford C. Bernstein & Co., LLC

                                                OTHER CONDUCT RULES
Gifts
-----

         The  following  policies  do not apply to personal  gifts  between  staff  members,  or to personal  gifts between a staff  member and a family  member or personal  friend  that are given or received  outside of a business related setting.

         Gifts Received By Staff Members

         You may not accept any gift  (including  gifts of tickets to sporting  events or theatre  where the person providing the  entertainment  is not present) other than gifts of nominal value (under $100) from any one person in any one year.  Under no circumstances may you accept a gift of cash.

         Entertaining Clients

         You may engage in normal and customary  business  entertainment  (such as business meals,  sporting events and shows) provided that you are present for the event.

         Gifts Given By Staff Members

         You may not give or permit to be given  anything  of value,  including  gratuities,  in excess of $100 per individual  per  year to any  person  where  such  payment  or  gratuity  is in  relation  to the  business  of the recipient's  employer.  This  limit  applies,  for  example,  to a gift of  tickets  to an event if you will not be accompanying  the recipient to the event.  The maximum is $50 if the recipient is a principal,  officer or employee of the NYSE or its subsidiaries.

         You may give gifts of securities to charity,  and we permit you to choose the  securities you wish to give from any type of securities  account.  Please note the following  regarding the charity's  subsequent sale of those securities.  If the charity's  account is a managed  account held at Bernstein,  and the charity wishes to sell the gifted  security,  then the  charity's  account will compete  equally (for  allocation  purposes)  with the managed accounts  of our other  clients.  If the  charity's  account  is one for which  you have the power to  control  the choice of securities to trade (and thus the charity's account is a brokerage  account held at Bernstein),  then the charity will be required to wait for client orders to be completed  before selling the securities  that it received from you.

         Compensation to Certain Employees of Others

         Bernstein  is permitted by  applicable  regulations  to pay for services of up to $200 per person per year to certain  specified  operations  persons  with the prior  written  consent  of a Senior  Vice  President  or Vice
President  of  Operations.  Such  permitted  recipients  include a telephone  clerk on the New York Stock  Exchange floor who  provides  courtesy  telephone  relief to the Firm's floor clerk or handles  orders for the Firm.  Please refer to the Firm's Compliance Manual for detailed procedures regarding compensation of this type.

OTHER CONDUCT RULES (continued)

Financial Interest
------------------

         You may not act on the firm's  behalf in any  transaction  involving  persons or entities with whom you or your family has any significant  connection or financial  interest without prior written approval from our Board of
Directors.  You should  direct to the office of the General  Counsel any requests  for  approval  from the Board of
Directors.  For  purposes  of  this  policy,  your  family  includes  parents,  parents-in-law,  spouse,  siblings, siblings-in-law, children, children-in-law, or a person to whom you provide material support.

Awarding Contracts
------------------

         We must  award  orders,  contracts  and  commitments  to  suppliers  strictly  based on merit and  without favoritism.  The Legal  Department  must review and approve all contracts for goods or services  before  execution, and an authorized  Firm officer must sign each  contract.  The officer  signing the contract must provide a copy of the final, signed version to the Legal Department for retention.

Outside Directorships & Officerships and Other Outside Activities
-----------------------------------------------------------------

         Whether or not in connection with your duties and  responsibilities  at Bernstein,  you may not accept the following without prior written approval from the Board of Directors:

o        A  directorship  or  officership of any company or  organization  (other than a charitable  organization), regardless of whether you receive compensation, or

o        Outside  employment or remuneration  from any source for any services  performed (for example,  consulting fees or finder's fees).

You must submit any requests for such  approval in writing to the General  Counsel.  In a rare instance in which we grant your  request to serve as a board  member of a public  company,  we may  require  that you be  isolated  from making any decisions for our clients with respect to investing in that company.

         You may not use the firm's name in connection  with any outside  activity  without prior written  approval from our Board of Directors.  You must submit any request for approval in writing to the General Counsel.

OTHER CONDUCT RULES (continued)

No Recommendation or Sale of Products Other Than Bernstein Products
-------------------------------------------------------------------

         You may not  recommend to clients that they  participate  in any  securities  transaction  (including  any private  transaction) other than a Bernstein  product.  And, you may not receive "selling" or other compensation in connection with any securities transaction (including any private transaction) other than a Bernstein product.

Proprietary Information
-----------------------

         Identity of Companies on Our Restricted Lists

         Our firm  maintains  lists of securities  relating to companies for which we have agreed to participate in an underwriting,  or about which we intend to publish a research  recommendation.  You may not disclose outside our
Firm the  identity of  securities  on these  lists,  since the fact that we have  listed a security  may signal the market that we know of a significant development which may affect the price of the security.

         Clients' Proprietary Information

         You must never  disclose  confidential  business  or  personal  information,  including  names of clients, client account balances,  financial  information  obtained from a client, or anticipated  changes in the management or financial  condition of a client,  outside the normal and necessary course of the firm's  business.  This policy does not  preclude  you from  sharing  information  about a client with his or her  lawyers,  accountants  or other advisors upon the client's request.

         Our Research

         Our  firm  gathers  and  develops  information  that we use to  service  our  clients.  For  example,  our
Institutional  Research  Analysts publish "Black Book" reports.  You may not disclose this information  outside the firm except as required to perform  your job duties.  Also,  any material  marked "Not for External  Distribution,"
including  research prepared by investment  management  research  analysts,  should not be distributed  outside the firm.

OTHER CONDUCT RULES  - Proprietary Information (continued)

         Other

During the course of your  employment,  you may have  access to  information  relating to our  business,  including information that provides our firm with a competitive  advantage.  This confidential  information may include,  for example,  information relating to our investment  strategies,  our investment  management processes or systems, our existing or anticipated  corporate activity,  our financial  condition or performance,  or compensation paid to our staff.  You may not disclose  confidential  information  to anyone  outside  Bernstein  except in the course of the proper exercise of your job duties.

Rumors
------

         New York Stock Exchange  rules, as well as our policy,  prohibit the circulation of rumors  concerning the affairs of any  company,  as well as the affairs of other NYSE member  organizations,  since  rumors can  influence securities  prices.  If a rumor comes to your  attention,  you must contact the Legal  Department  immediately  and refrain from spreading the rumor.

Communication With Clients & The Public
---------------------------------------

         Our Compliance  Manual sets forth our policies and procedures  regarding our  communications  with clients or other  members  of the  public,  with  which  you must  comply.  Also,  you must  comply  with  sections  of our
Compliance  Manual  governing  our review of incoming and outgoing  correspondence  of certain  staff  members.  In addition, when communicating with clients or the public, truthfulness and good taste are always required.

OTHER CONDUCT RULES (continued)

Reportable Events Involving Staff Members
-----------------------------------------

         We are  required to notify  regulatory  authorities  in the event that a staff member is involved in or is the subject of a "reportable  event," for the most part when a staff member faces actual or potential  disciplinary action or finds him or herself in some other  kind of legal or  regulatory  trouble.  While we are likely to become aware of  certain  types of  reportable  events  in the  course of our  supervision  of staff  members,  we may not necessarily  be aware of all  reportable  events  without  your  disclosure.  In order  to  facilitate  our  firm's compliance with these requirements,  you are required to notify the Legal Department  immediately in the event you, or a person under your  supervision,  comes under  scrutiny by our firm or any outside  person or entity or engages in conduct  warranting a higher level of supervisory  oversight by our firm.  For example,  you must notify the our
Legal Department if you, or a person under your supervision:

o        violates  a law or  regulation,  or any  agreement  with or rule or  standard  of any  government  agency, self-regulatory organization or business or professional organization;

o        is the subject of any customer complaint;

o        is named as a defendant or respondent in any proceeding;

o        is denied registration or membership or is disciplined by any regulatory or self-regulatory organization;

o        makes any false or misleading  statement,  or omits a fact required to be  disclosed,  in connection  with any matter involving a regulatory  agency,  whether in connection with an application,  report,  proceeding or otherwise;

o        is arrested,  or is charged  with,  convicted  of, pleads guilty to, or pleads no contest to, any criminal offense (other than minor traffic violations);

o        has any  association  with an entity  or person  which was  disciplined,  suspended,  expelled  or had its registration  denied or revoked by any agency,  jurisdiction  or  organization,  or which was convicted of, or pleaded no contest to, any criminal offense;

o        makes a  compromise  with  creditors,  files a  bankruptcy  petition or is the  subject of an  involuntary bankruptcy petition;

o        is or may become the subject of any internal disciplinary action;

o        violates rules of our firm including this Code.

Special Restrictions For:
------------------------ -
|X|      Institutional Research Analysts
|X|      Institutional Research Associates

o        You must sell all holdings in a security upon your  initiation of research  coverage of that security.  In other  words,  you may not  recommend  purchase  of a  security  that you hold.  The  applicable  Director  of
     Institutional  Research may grant  discretionary  exceptions  to this policy (in  consultation  with the Legal
     Department) based on factors including:

>>       the length of time since your last purchase of the security,
>>       your intent regarding future holding of the security,
>>       reasons for your original purchase,
>>       the liquidity, capitalization and volatility of the security, and
>>       the size of your holding (in both absolute terms and relative to your overall portfolio).

         The  Director  might  condition  an  exception  on your  agreement  to hold  the  security  until  we have disseminated to our  institutional  clients a  recommendation  that the security is rated  "underperform."
         The Director also might grant limited  exceptions for new employees  with respect to securities  purchased before joining us.

o        With respect to securities you cover,  you may purchase only  securities that you rate  "outperform,"  and you may sell only  securities that you rate  "underperform."  You may neither buy nor sell securities that you rate  "marketperform."  To obtain an exemption  from this policy,  you will need the written  approval of your supervisor and the Legal  Department,  which might consider such factors as the length of your holding period, the size of your  holding in  absolute  terms and  relative  to your other  holdings,  and the reasons for the proposed trade.

o        You may not trade options of any kind in securities you cover.

o        You may not "short" securities you cover.